Consent of Independent Registered Public Accounting Firm

The Contract Owners
Fidelity Security Life Insurance Company
FSL Separate Account M


   and


The Board of Directors
Fidelity Security Life Insurance Company:


We consent to the use of our report dated May 1, 2008, with respect to the statutory statements of admitted assets, liabilities, and capital and surplus of Fidelity Security Life Insurance Company and the related statutory statements of operations, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2007, and to the use of our report dated May 1, 2008, with respect to the statements of net assets of Fidelity Security Life Insurance Company FSL Separate Account M (comprising the individual subaccounts as indicated in note 1 to the financial statements) as of December 31, 2007, and the related statements of operations for the year or periods then ended; the statements of changes in net assets for each of the years or periods ended December 31, 2007 and 2006; and the financial highlights for each of the five years or periods ended December 31, 2007, except for those individual subaccounts operating for a portion of such periods as disclosed in the financial statements, which reports appear in the Statement of Additional Information accompanying the Prospectus of FSL Flexible Premium Variable Annuity, included in the Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 (File No. 333-69647) on Form N-4 and Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09167) and to the reference to our firm under the heading of Independent Registered Public Accounting Firm, also in the Statement of Additional Information.

Our report dated May 1, 2008 includes explanatory language that states the Company prepared the statutory financial statements using accounting principles prescribed or permitted by the Missouri Department of Insurance, which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented fairly in conformity with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in conformity with statutory accounting principles.

                                  /s/KPMG LLP


Kansas City, Missouri
May 1, 2008